EXHIBIT 10.1

AMENDMENT NO. 8 TO BRIDGE LOAN AGREEMENT

AMENDMENT NO. 8 TO BRIDGE LOAN AGREEMENT (“Amendment”), dated March 15, 2011, is made by and among Granite City Food & Brewery Ltd. (“Granite City”), and Granite City Restaurant Operations, Inc. (“GCROI”) and Harmony Equity Income Fund, L.L.C. and Harmony Equity Income Fund II, L.L.C. (collectively, the “Harmony Funds”) each South Dakota limited liability companies.

RECITALS

A.                                    This Amendment amends the Bridge Loan Agreement by and among the foregoing parties dated March 30, 2009 (as amended, the “Agreement”), which provided for partially convertible debt financing and pursuant to which Granite City issued two promissory notes to the Harmony Funds in the original aggregate principal amount of $800,000 (collectively, the “Notes”).  The Notes are 20% convertible into Granite City’s common stock at a conversion price of $3.00 (as adjusted to reflect Granite City’s 6-for-1 reverse stock split in early 2010).  Pursuant to the amendment dated December 16, 2009, payment of principal and interest were restructured.  The principal amount outstanding under the loans was payable as follows: (i) six installments of $9,000 each are payable on January 1, 2010, and on the first day of each month thereafter including June 1, 2010; (ii) the remaining principal amount outstanding is payable in 12 equal monthly installments commencing on January 1, 2011 and on the first day of each month thereafter, with the final installment of any unpaid principal due on December 1, 2011.  Accrued interest is payable monthly in arrears commencing on February 1, 2011 and on the first day of each month thereafter; with a final payment of any accrued and unpaid interest due on December 1, 2011 with the final payment of principal. As of February 28, 2011, the principal balance of the loan was $623,732.78 and accrued interest thereon was $4,366.13.

B.                                    All capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Agreement.

C.                                    Granite City has entered into a Stock Purchase Agreement with Concept Development Partners, LLC (“CDP”) dated February 8, 2011 (the “Stock Purchase Agreement”) and a Stock Repurchase Agreement with DHW Leasing, L.L.C. (“DHW”), Dunham Capital Management, L.L.C. (“DCM”), Donald A. Dunham, Jr. and Charles J. Hey dated February 8, 2011 (the “Stock Repurchase Agreement”) that, subject to obtaining required shareholder approval, would result in (1) Granite City’s issuance to CDP of $9.0 million of newly issued convertible preferred stock, which will constitute a change in control of Granite City, (2) availability of a new $10.0 million senior lending facility to Granite City, (3) Granite City’s repurchase of 3,000,000 shares of common stock currently held by DHW, and (4) other arrangements that would focus on lowering the Borrowers’ restaurant occupancy costs (collectively, the “Transactions.”)

D.                                    The parties hereto desire to amend the Agreement as hereinafter set forth.

E.                                     Approval by Granite City’s shareholders of a material amendment to the Agreement is required by NASDAQ Listing Rule 5635(c), which requires that a NASDAQ-listed company seek shareholder approval when it establishes or materially amends an arrangement pursuant to which stock may be acquired by directors, because Joel C. Longtin, Granite City’s Chairman of the Board, is a five percent member of the McGowan Capital Group and is an investor in one of the Harmony Funds.

For valuable consideration, the parties hereto agree as follows:

1.             Deferral of Payments.  All payments of principal and interest on the Notes shall be deferred to the earlier of (i) June 30, 2011 or (ii) the tenth business day after the closing date of the Stock Purchase Agreement (the “Payment Date”).  If the Transactions do not close on or before June 30, 2011, or for any reason the shareholders of Granite City do not approve this Amendment, Granite City shall, except to the extent the Notes have been converted, pay all deferred payments on June 30, 2011, resume the monthly payments described in Recital No. 1 and pay the remaining principal balance and accrued interest thereon on December 1, 2011.

2.             Amendment to Conversion Provisions of Notes.

(i)            This Section 2 is subject to approval by Granite City’s shareholders of this Amendment (the “Shareholder Approval”), and shall be effective upon receipt of such approval.

(ii)           Subject to Shareholder Approval, the Notes shall be amended and restated to provide that the Holder shall have the right to convert any or all of the outstanding principal balance of the Notes, together with the accrued and unpaid interest thereon, into shares of Common Stock of Granite City at a conversion price equal per share to $3.00 (the “100% Conversion Right”).

(iii)          The 100% Conversion Right shall be effective from the date of Shareholder Approval until December 1, 2011.

(iv)          On the Payment Date, Borrower shall pay off in full all or any portion of the Notes not previously converted to Common Stock.  This agreement serves as notice of prepayment on the Payment Date as required by Section 2.4 of the Agreement.

(v)           The aggregate number of shares of common stock issuable upon conversion of the Notes shall not exceed 215,656 shares, representing estimated principal and interest on the Notes as of June 30, 2011.  If any additional amounts shall be due on the Notes, such amounts shall be paid in cash.

3.             Notice.

(i)            Granite City shall provide the Administrative Agent written notice of the Shareholder Approval within one business day after such approval.

(ii)           Granite City shall provide the Administrative Agent written notice of the closing of the Stock Purchase Agreement within one business day after such closing.

(iii)          Granite City shall provide the Administrative Agent with five business days prior written notice before making a payment, and shall specify the Payment Date in that notice.

4.             Waiver.  The Lenders and Administrative Agent each agrees hereby to waive the covenants in the Agreement insofar as they would prohibit the Transactions, consent to the Transactions pursuant to the Stock Purchase Agreement and Stock Repurchase Agreement, and waive any defaults caused by the Transactions.  Specifically, but not by way of limitation, the Agreement provides that the Borrowers will not incur certain liens (Section 6.1), create, incur, assume or become liable on any Indebtedness (Section 6.3), make restricted payments including dividends and repayments (Section 6.6), or engage in transactions with affiliates (Section 6.7), and it provides that a Change in Control (Section 7.1(k)) or a change in chief executive officer (Section 7.1(m)) is a default under the Agreement.  This waiver and consent is limited to the Transactions, is conditioned on receipt of Shareholder Approval, and shall apply only if the Transactions close on or before June 30, 2011.  The Administrative Agent and Lenders are not waiving any other covenant or default of the Borrowers.

5.             Amended and Restated Notes.  Each of the Notes shall be amended to conform to Sections 1 and 2, unless converted or prepaid earlier pursuant to the terms of each Note.

6.             No Effect on Remaining Provisions.  Except as provided herein, the terms of the Agreement unaffected by the Amendment shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective the date first above written.

BORROWERS:		GRANITE CITY FOOD & BREWERY LTD.

	By:	/s/ James G. Gilbertson
Name: James G. Gilbertson
Its: Chief Financial Officer

Address for Notices:
5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416

GRANITE CITY RESTAURANT OPERATIONS, INC.

	By:	/s/ James G. Gilbertson
Name: James G. Gilbertson
Its: Chief Financial Officer

Address for Notices:
5402 Parkdale Drive, Suite 101
Minneapolis, MN 55416

ADMINISTRATIVE AGENT:		HARMONY EQUITY INCOME FUND, L.L.C.

	By:	/s/ Daniel K. Newell
Name: Daniel K. Newell
President
McGowan Capital Group, LLC
Managing Member of Harmony Equity Income Fund, L.L.C.
Address for Notices:
201 S. Phillips Avenue, Suite 100
Sioux Falls, SD 57104

LENDERS:	HARMONY EQUITY INCOME FUND II, L.L.C.

	By:	/s/ Daniel K. Newell
Name: Daniel K. Newell
President
McGowan Capital Group, LLC
Managing Member of Harmony Equity Income Fund II, L.L.C.
Address for Notices:
201 S. Phillips Avenue, Suite 100
Sioux Falls, SD 57104

HARMONY EQUITY INCOME FUND, L.L.C.

	By:	/s/ Daniel K. Newell
Name: Daniel K. Newell
President
McGowan Capital Group, LLC
Managing Member of Harmony Equity Income Fund, L.L.C.
Address for Notices:
201 S. Phillips Avenue, Suite 100
Sioux Falls, SD 57104